Exhibit 10.1

[Form of Securities Exchange Agreement]

This SECURITIES EXCHANGE AGREEMENT (this “Agreement”), dated as of April 5, 2022, is by and between Workhorse Group Inc., a Nevada corporation with offices located at 100 Commerce Drive, Loveland, Ohio 45140 (the “Company”), and the investor listed on Schedule I hereto (the “Holder”).

RECITALS

A. The Holder is the beneficial owner of such outstanding principal amount set forth on Schedule I of a series of senior secured convertible notes (each, a “Convertible Note” and collectively, the “Convertible Notes”), which Convertible Notes are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

B. The Convertible Notes were issued pursuant to a certain Indenture, dated as of October 14, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) between the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, in its capacities as trustee and collateral agent (the “Trustee”). Capitalized terms used, but not otherwise defined in this Agreement, shall have the meanings set forth under the Indenture.

C. The Company and the Holder are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

D. The Holder and the Company wish to exchange such principal amounts of the Convertible Notes as set forth on Schedule I hereto (such amount, plus (i) all accrued and unpaid interest through the Initial Settlement Date (as defined herein) in the amount of $247,500 and (ii) $45,833.33, the “Exchange Amount” and such Convertible Notes so exchanged, an “Exchange Note” and collectively, the “Exchange Notes”) for shares of Common Stock (each share so issued, an “Exchange Share” and collectively, the “Exchange Shares”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1. EXCHANGE OF exchange NOTES.

(a) Settlements. The initial settlement (the “Initial Settlement”) shall occur by electronic transmission or as otherwise mutually acceptable to the parties on April 6, 2022; provided that the conditions to the Initial Settlement set forth in Sections 6 and 7 below are then satisfied or waived (or such other date as is mutually agreed to by the Company and the Holder) (the “Initial Settlement Date”). Subject to the provisions of Section 6 and Section 7 below, the final settlement (the “Final Settlement”) shall occur by electronic transmission or as otherwise mutually acceptable to the parties on the Final Settlement Date (as defined below).

(b) Form of Payment; Exchange of Exchange Notes. On the Initial Settlement Date, (i) the Company shall deliver to the Holder a number of Exchange Shares (the “Initial Settlement Exchange Shares”) equal to the product obtained by multiplying (x) 1.07 by (y) a fraction (A) the numerator of which is the Holder’s Exchange Amount and (B) the denominator of which is the Daily VWAP on April 5, 2022 (the “Initial Settlement VWAP”) and (ii) the Holder shall tender to the Trustee, in its capacity as Share Registrar, the Exchange Notes. On the tenth (10th) Trading Day after the Announcement Date (or such other date as is mutually agreed to by the Company and the Holder) (the “Final Settlement Date”) a number of Exchange Shares (the “Final Settlement Exchange Shares”) shall be determined that is equal to the product obtained by multiplying (x) 1.07 by (y) a fraction (A) the numerator of which is the Holder’s Exchange Amount and (B) the denominator of which is the average of the ten (10) Daily VWAPs ending on the VWAP Trading Day that is immediately prior to the Final Settlement Date (the “Final Settlement VWAP”). Provided that the conditions to the Final Settlement set forth in Sections 6 and 7 below are then satisfied or waived, on the Final Settlement Date, subject to Section 1(c), (A) the Company shall issue to the Holder a number of Exchange Shares equal to such number of Exchange Shares, if any, by which the Final Settlement Exchange Shares exceeds the Initial Settlement Exchange Shares or (B) the Holder shall surrender to the Company, a number of Exchange Shares, if any, equal to such number of Exchange Shares, if any, by which the Final Settlement Exchange Shares is less than the Initial Settlement Exchange Shares; provided, however, in no event will the Company issue and deliver to the Holder greater than nine million two hundred ten thousand five hundred twelve (9,210,512) Exchange Shares in the aggregate in connection with this Agreement (the “Maximum Share Amount”). To the extent the number of Exchange Shares to be issued hereunder would exceed the Maximum Share Amount without giving effect to the proviso in the preceding sentence, the Company shall satisfy its obligation to deliver the Exchange Shares in excess of the Maximum Share Amount (the “Excess Shares”) by paying the Holder an amount in cash on the Final Settlement Date, equal to the product of (x) the number of such Excess Shares multiplied by (y) the Final Settlement VWAP on the Final Settlement Date (the “Cash Payment”). In the event that the Cash Payment, if any, is not paid on the Final Settlement Date, interest will accrue on such unpaid amount of the Cash Payment from the Final Settlement Date at a rate equal to ten percent (10.0%) per annum to, but excluding, the date the failure to pay such Cash Payment is cured and all outstanding interest thereon has been paid in full.

(c) Ownership Limitations. Notwithstanding anything herein to the contrary, if the exchange by the Holder of its Exchange Amount pursuant to Section 1(b) would result in the Holder becoming the “beneficial owner” (as defined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of more than 9.9% of the outstanding Common Stock, then (i) the Holder will, pursuant to Section 1(b), exchange the maximum portion of its Exchange Amount for Exchange Shares that would result in the Holder becoming the beneficial owner of no more than 9.9% of the outstanding Common Stock, and (ii) the Company will issue to the Holder the maximum number of Exchange Shares issuable to the Holder without the Holder becoming the beneficial owner of more than 9.9% of the outstanding Common Stock in exchange for such portion of the Holder’s Exchange Amount. The remaining portion of the Holder’s Exchange Amount (the “Excess Amount”) will be automatically exchanged for Exchange Shares on the first day on which the exchange of all of the Holder’s Excess Amount for Exchange Shares would not cause the Holder to become the beneficial owner of more than 9.9% of the Common Stock outstanding on such day (the “Trigger Day”), on the terms set forth in Section 1(b), using the Final Settlement VWAP calculated on the Final Settlement Date. The Holder shall notify the Company in writing as to the occurrence of the Trigger Day, on the Trigger Day. The Company shall deliver the Exchange Shares issuable upon exchange of the Excess Amount as provided herein within two (2) Business Days after the affected Holder delivers such written notice that the Trigger Day has occurred.

2. HOLDER’S REPRESENTATIONS AND WARRANTIES.

The Holder represents and warrants to the Company that as of the date hereof, as of the Initial Settlement Date, and as of the Final Settlement Date:

(a) Organization; Authority. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement to which it is a party and otherwise to carry out its obligations hereunder.

(b) Good Title; No Liens. The Holder has good and valid title to the Exchange Notes and owns and holds the entire legal and beneficial right, title, and interest in and to the Exchange Notes (including, without limitation, accrued and unpaid interest thereon), free and clear from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) and the Exchange Notes are not subject to any contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the disposition of the Exchange Notes; good and valid title to the Exchange Notes (including, without limitation, accrued and unpaid interest thereon) will pass to the Company upon consummation of the transactions contemplated hereby (the “Transactions”) and all claims of the Holder relating to the Exchange Notes, including any accrued and unpaid interest thereon, shall be released.

(c) Information.

(i) The Holder either qualifies as (A) a “qualified institutional buyer” (as defined in Rule 144A under the 1933 Act), or (B) an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the 1933 Act). The Holder (A) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits, risks and suitability of the Transactions, (B) is able to bear the risk of an entire loss of its investment in the Exchange Shares, and (c) is consummating the Transactions with a full understanding of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks.

(ii) The Holder has received and carefully reviewed the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, all subsequent public filings of the Company with the Securities and Exchange Commission (the “SEC”), other publicly available information regarding the Company, and such other information that it and its advisers deem necessary to make its decision to enter into the Transactions.

(iii) The Holder has evaluated the merits and risks of the Transactions based exclusively on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary. The Holder has made its own decision concerning the Transactions without reliance on any representation or warranty of, or advice from, the Company, any of its affiliates, partners, employees or agents. The Holder has determined based on its own independent review and due diligence investigation of the Company and such professional advice as it deems necessary that the exchange of the Exchange Notes and ownership of its Exchange Shares (A) is consistent with its financial needs, objectives and condition, (B) complies and is consistent with all investment policies, guidelines and other restrictions applicable to the Holder and (C) is a fit, proper and suitable investment for the Holder, notwithstanding the substantial risks inherent in the exchange of the Exchange Notes and investing in or holding such Exchange Shares.

(iv) Neither the Company nor any of its affiliates, principals, stockholders, partners, employees and agents (a) has been requested to or has provided the Holder with any information or advice with respect to the Exchange Shares nor is such information or advice necessary or desired, or (b) has made or makes any representation as to the Company (other than the representations expressly set forth in Section 3 below).

(v) The Holder acknowledges and understands that the Company and its affiliates may possess material nonpublic information regarding the Company not known to the Holder that may be superior to the information available to the Holder and that may affect the value of the Exchange Notes and the Exchange Shares (the “Information”), and that the Holder has specifically requested that the Company not disclose the Information to the Holder. The Information may (or may not) be considered material by the Holder with respect to the exchange of the Exchange Notes for its Exchange Shares and may impact the value of such Exchange Shares. The Holder understands, based on its experience, the disadvantage to which the Holder is subject due to the disparity of information between the Company and the Holder. Notwithstanding such disparity, the Holder has deemed it appropriate to enter into this Agreement and to consummate the Transactions.

(vi) The Holder agrees that the Company shall not have any obligation to disclose the Information to the Holder. The Holder has actual knowledge that it may presently have and may have at or after the time of the Initial Settlement Date and the Final Settlement Date, claims against the Company and the Company’s directors, officers, employees, agents, attorneys, representatives, affiliates, predecessors, successors and assigns, arising from the Company’s nondisclosure of the Information in connection with the transactions contemplated by this Agreement. As partial consideration for the transactions contemplated by this Agreement, the Holder hereby, on its behalf and on behalf of any and all of its directors, officers, employees, agents, attorneys, representatives, limited partners or other investors, affiliates, predecessors, successors and assigns, unconditionally, irrevocably and absolutely releases and discharges the Company and its directors, officers, employees, agents, attorneys, representatives, affiliates, predecessors, successors and assigns from any and all causes of action, claims, demands, damages or liabilities whatsoever, both in law and in equity, in contract, tort or otherwise, which they may now have or may have at or after the closing of the transactions described herein arising from the Company’s nondisclosure of the Information in connection with the Transactions, in each case to the maximum extent permitted by law.

(d) No Sales. The Holder has not, directly or indirectly, and, to the Holder’s knowledge, no person acting on behalf of or pursuant to any understanding with it, has, disclosed to a third party any material non-public information regarding the transactions contemplated by this Agreement (other than to the Holder’s investment, legal, tax, accounting or other advisers involved in its evaluation and/or undertaking of the transactions contemplated by this Agreement). In addition, between March 22, 2022 (such time being the time that the Holder was first contacted by either Company or any other person regarding the Transactions, this Agreement or an investment in its Exchange Shares) and the Announcement Date, the Holder (and, to the Holder’s knowledge, any person that received information regarding the transactions contemplated by this Agreement from or on behalf of the Holder) has not engaged in any transactions in the securities of the Company (including, without limitation, any short sales involving any of Company’s securities). The Holder covenants that neither it nor, to the Holder’s knowledge, any person acting on its behalf or pursuant to any understanding with it, will disclose to a third party any information regarding the transactions contemplated by this Agreement (other than to the Holder’s investment, legal, tax, accounting or other advisers involved in its evaluation and/or undertaking of the transactions contemplated by this Agreement) prior to the time the Transactions are publicly disclosed in the Initial Form 8-K (as defined herein).

(e) No Governmental Review. The Holder understands that no Governmental Authority has passed on or made any recommendation or endorsement of the Exchange Shares or the fairness or suitability of the investment in the Exchange Shares nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Shares.

(f) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(g) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below) on the ability of the Holder to perform its obligations hereunder.

(g) Accuracy of Representations. The Holder understands the Company is relying and will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Initial Settlement Date or the Final Settlement Date, or if any of the agreements made by it are breached on or prior to the Initial Settlement Date or the Final Settlement Date, it shall promptly notify the Company.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Holder that, as of the date hereof, as of the Initial Settlement Date and as of the Final Settlement Date:

(a) Organization and Qualification. The Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. Other than the Persons (as defined below) set forth in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Company has no Subsidiaries and no Subsidiary has any other subsidiaries. “Subsidiary” means any Person that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Exchange Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Exchange Shares) have been duly authorized by the board of directors of the Company, and (other than any filings as may be required by the SEC and any state securities agencies (collectively, the “Required Filings”)) no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body. This Agreement has been duly executed and delivered by the Company and will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c) Issuance of Exchange Shares. The issuance of the Exchange Shares is duly authorized and, when issued and delivered in accordance with the terms of this Agreement, the Exchange Shares shall be validly issued, fully paid and non-assessable and free and clear of all Liens with respect to the issuance thereof.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions (including, without limitation, the issuance of the Exchange Shares) will not (i) result in a violation of the Company’s certificate of incorporation and bylaws, or the certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) assuming the accuracy of the representations and warranties in Section 2, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, assuming, with respect to clauses (ii) and (iii) above, the making of the Required Filings and except in the case of clauses (ii) and (iii) above, for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material and adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of the Company or its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or any other agreements or instruments to be entered into in connection herewith or (iii) the authority or ability of the Company to perform any of its obligations under this Agreement.

(e) Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Filings and such consents, authorizations, filings or registrations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement, in each case, in accordance with the terms hereof or thereof. To the knowledge of the Company, other than the Required Filings, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Initial Settlement Date and the Final Settlement Date and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by this Agreement. The Company is in material compliance with the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) Acknowledgment Regarding Holder’s Acquisition of Exchange Shares. The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length acquirer with respect to this Agreement and the transactions contemplated hereby and that the Holder is not and will not be immediately following the Transactions (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Holder is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Holder or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Holder’s acquisition of the Exchange Shares. The Company further represents to the Holder that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(g) Placement Agent. The Company has not engaged any placement agent or other agent in connection with the exchange of the Exchange Notes for the Exchange Shares.

(h) Current Public Information. During the one (1) year prior to the date hereof, the Company has (i) filed all required reports under section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding such sale (or for such shorter period that the issuer was required to file such reports), other than Form 8-K reports (17 CFR § 249.308), and (ii) submitted electronically every Interactive Data File (17 CFR § 232.11) required to be submitted pursuant to 17 CFR § 232.405, during the 12 months preceding such sale (or for such shorter period that the issuer was required to submit such files).

(i) No Other Inducements. Except as set forth in this Agreement, the Company has not, directly or indirectly, offered the Holder or any affiliate thereof any inducement to enter into this Agreement or to exchange the Holder’s Exchanged Notes for Exchange Shares.

(j) Shell Company Status. The Company is not, and has not been for a period of twelve (12) months prior to the Initial Settlement Date and the Final Settlement Date, a shell company (as described under Rule 144(i)).

(k) Holder’s Trading Activity. The Company understands and acknowledges that (i) following the Initial Form 8-K, the Holder has not been asked by the Company to agree, and the Holder has not agreed with the Company, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of securities of the Company for any specified term; (ii) the Holder, and counterparties in “derivative” transactions to which the Holder is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to March 22, 2022; and (iii) the Holder shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the Initial Form 8-K, the Holder may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times prior to or during the period that the Exchange Shares are outstanding, including, without limitation, during the periods that the value and/or number of the Exchange Shares deliverable hereunder are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any of the documents executed in connection herewith.

(l) Accuracy of Representations. The Company understand that the Holder is relying and will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Initial Settlement Date or the Final Settlement Date, or if any of the agreements made by it are breached on or prior to the Initial Settlement Date or the Final Settlement Date, it shall promptly notify the Holder.

4. COVENANTS.

(a) Blue Sky. The Company shall, on or before the Initial Settlement Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Exchange Shares for issuance to the Holder pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Holder on or prior to the Initial Settlement Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Exchange Shares required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and exchange to the Holder of the Exchange Notes for the Exchange Shares.

(b) Listing. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE American, or the Nasdaq Global Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(b).

(c) Disclosure of Transaction. On or before 9:30 a.m., New York time, on April 6, 2022 (the “Announcement Date”), the Company shall file a Current Report on Form 8-K disclosing the entry into, and the material terms of, this Agreement (the “Initial Form 8-K”). On or before 9:30 a.m., New York time, on April 7, 2022, the Company shall file a Current Report on Form 8-K disclosing the consummation of the transactions contemplated by this Agreement in the form required by the 1934 Act. From and after the filing of the Initial Form 8-K, the Company shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement.

(d) Conduct of Business. Between the date hereof and the Final Settlement Date, the business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(e) Collateral. Upon the consummation of the Initial Settlement, the Holder shall use commercially reasonable efforts to assist the Company in the release of all collateral, including security interests, mortgages, control agreement or other security documentation, securing the Convertible Notes.

(f) Shell Company Status. The Company shall not, prior to the first date on which all of the Exchange Shares have (i) been transferred by the Holder to one or more unaffiliated third parties or (ii) had the legend described under Section 5(a) removed from them, become a shell company (as described under Rule 144(i)).

(g) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Exchange Shares contemplated hereby.

5. LEGENDS.

(a) Legends. The Holder understands that the Exchange Shares have been issued pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and, except as set forth below, the Exchange Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(b) Removal of Legends. Certificates evidencing the Exchange Shares shall not be required to contain the legend set forth in Section 5(a) above or any other if such Exchanged Shares are eligible to be sold, assigned or transferred under Rule 144 (provided that the Holder provides the Company with reasonable assurances that such Exchange Shares are eligible for sale, assignment or transfer under Rule 144, which shall include an opinion of Holder’s counsel ). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Business Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date the Holder delivers such legended certificate representing such Exchanged Shares to the Company) following the delivery by the Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Exchanged Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable) either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Holder, a certificate representing such Exchange Shares that is free from all restrictive and other legends, registered in the name of the Holder or its designee.

6. CONDITIONS TO THE COMPANY’S OBLIGATIONS.

The obligations of the Company hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(a) The Holder shall have tendered to the Company the Exchange Notes on the Initial Settlement Date in such aggregate principal amount as calculated under Section 1.

(b) The representations and warranties of the Holder shall be true and correct in all material respects as of the date when made and as of the Initial Settlement Date and the Final Settlement Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Initial Settlement Date or the Final Settlement Date, as applicable.

7. CONDITIONS TO THE holder’S OBLIGATIONs.

The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have issued and delivered to the Holder on the Initial Settlement Date or the Final Settlement Date, as applicable, its respective amount of Exchange Shares and the Cash Payment, if any, as calculated pursuant to Section 1 of this Agreement.

(b) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Initial Settlement Date and the Final Settlement Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Settlement Date or the Final Settlement Date, as applicable.

8. Delivery of unrestricted shares.

(a) Immediately following the receipt of Exchange Shares from the Company, the Holder may, at its option and at no expense to the Holder, have the restrictive legends removed by the Company from any of the Exchange Shares it then holds, by delivering to the Company (i) such Exchange Shares and (ii) a completed and duly executed representation letter to the Company in the form attached hereto as Exhibit A (the “Representation Letter”); provided, that at such time of delivery the Company is not and has not been for a period of twelve (12) months preceding such date a shell company (as described under Rule 144(i)).

(b) Upon receipt of such Exchange Shares and the Representation Letter, the Company shall deliver to the Company’s transfer agent (the “Transfer Agent”) such Exchange Shares, the Representation Letter and such other documentation as reasonably required by the Transfer Agent, including an opinion of counsel, in order to effectuate the removal of the restrictive legends and the delivery of such unrestricted shares of Common Stock to the Holder, as promptly as possible using commercially reasonable efforts.

(c) If the Company or the Transfer Agent fails to deliver Exchange Shares to the Holder at the Initial Settlement or at the Final Settlement or fails to deliver unrestricted shares without any restrictive legend in accordance with Section 5(b) or Section 8, then in addition to the Holder’s other available remedies hereunder, the Company shall pay to the Holder, in cash, (1) as partial liquidated damages and not as a penalty, for each $1,000 of Exchange Shares (based on the Initial Settlement VWAP with respect to Exchange Shares issued or issuable on the Initial Settlement Date or the Final Settlement VWAP with respect to Exchange Shares issued or issuable on the Final Settlement Date) for which the Company or the Transfer Agent fails to make such delivery, an amount equal to $5 per Trading Day for each Trading Day until such delivery obligation is satisfied; and (2) if (a) the Holder is required to purchase shares in order to avoid breaching a legal obligation to deliver to a third party, after the Initial Settlement Date or the Final Settlement Date, as applicable, Exchange Shares that the Company was required by the terms hereof to deliver on the Initial Settlement Date or the Final Settlement Date, as applicable, and (b) the Holder does in fact purchase and deliver such shares (such shares, the “Substitute Shares”), then an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Substitute Shares (including brokerage commissions and other out-of-pocket expenses, if any). In the event that the Company makes payment to the Holder in full accordance with clause (b) of the preceding sentence, then the Company's obligation to deliver such Exchange Shares as were not previously delivered and gave rise to the Company's obligation to make such payment shall be immediately terminated. Notwithstanding the foregoing, the Company shall have no obligation to make any payment pursuant to this Section 8(c) with respect any Exchange Shares if (i) the Holder was in material breach of this Agreement on the Initial Settlement Date or the Final Settlement Date, as applicable, or failed to comply with or make any delivery required by Sections 5(b), 6 or 8(a) of this Agreement or (ii) it is finally judicially determined that the failure to deliver any Exchange Shares when due was primarily the result of any action or inaction of the Holder or its affiliates, officers, equityholders, employees, agents, counsel or representatives. If the Holder is required to purchase Substitute Shares, the Holder shall use commercially reasonable efforts to mitigate its losses arising from such purchase or purchases, as the case may be, including without limitation, by seeking to purchase such shares at prevailing market prices available at the time such purchase is required.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or with any transaction contemplated hereby, and hereby irrevocably waive and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any party hereto from bringing suit or taking other legal action against any other party hereto in any other jurisdiction to collect on any such other party’s obligations to such party or to enforce a judgment or other court ruling in favor of such party. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS.

(b) Counterparts; Electronic Signatures. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith to negotiate to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by the Holder, under this Agreement (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to the Holder, or collection by the Holder pursuant this Agreement is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Holder, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Holder, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Holder under this Agreement. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Holder under this Agreement or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement and the schedules and exhibits attached hereto and the instruments herein referenced, including the Indenture and the other Transaction Documents, supersede all other prior oral or written agreements between the Holder, the Company, and Persons acting on their behalf, including, without limitation, any transactions by the Holder with respect to the Exchange Notes and the Exchange Shares, and the other matters contained herein and therein, and this Agreement, the schedules and exhibits attached hereto and the instruments referenced herein, including the Indenture and the other Transaction Documents, contain the entire understanding of the parties solely with respect to the matters covered herein and therein. Except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. The Company has not, directly or indirectly, made any agreements with the Holder relating to the terms or conditions of this Agreement except as set forth in this Agreement, the Indenture and the other Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, the Holder has not made any commitment or promise and has no obligation to provide any financing to the Company, any Subsidiary or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Workhorse Group Inc.

100 Commerce Drive

Loveland, Ohio 45140

Attention: Jim Harrington

Telephone: 513-360-4704

Email: jim.harrington@workhorse.com

With a copy (for informational purposes only) to:

Taft Stettinius & Hollister LLP
425 Walnut Street, Suite 1800
Cincinnati, OH 45202
Attention: Arthur McMahon, III
Facsimile: (513) 357-9607
Email: amcmahon@taftlaw.com

If to the Holder, to its address, e-mail address and facsimile number set forth on Schedule I hereto, with copies (for informational purposes only) to the Holder’s legal representatives as set forth on Schedule I hereto, or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and, with respect to each facsimile transmission, an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively. As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks in the City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York are open for use by customers on such day.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder. The Holder may assign some or all of its rights hereunder in connection with any transfer of any of its Exchanged Shares without the consent of the Company, in which event such assignee shall be deemed to be a Holder hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties, agreements and covenants shall survive the Initial Settlement and the Final Settlement. Each party hereto shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for the Holder (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(l) Remedies. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary, fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under this Agreement, any remedy at law would be inadequate relief to the Holder. The Company therefore agrees that the Holder shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(m) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to the Holder hereunder or the Holder enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(n) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(n) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:

(1) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(n)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(n)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

WORKHORSE GROUP INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

HOLDER:

By:
Name:
Title: